Exhibit 5.1

March 20, 2006

BioMarin Pharmaceutical Inc.

105 Digital Drive

Novato, CA 94949

Re:    Registration Statement on Form S-3

Ladies and Gentlemen :

In connection with the registration statement on Form S-3 filed by BioMarin Pharmaceutical Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), you have requested our opinion with respect to the matters set forth below.

You have provided us with a draft of the Registration Statement in the form in which it is to be filed, which includes the prospectus (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Prospectus as supplemented by various Prospectus Supplements will provide for the registration by the Company of up to an aggregate offering price of $345,000,000 of (i) shares of common stock, par value $0.001 per share (the “Common Stock”) and (ii) one or more series of unsecured debt securities, which may be either senior, senior subordinated or subordinated debt securities (the “Debt Securities”), or any combination of the foregoing, plus any additional Common Stock or Debt Securities that may be registered pursuant to any subsequent registration statements that the Company may hereafter file with the Commission pursuant to Rule 462(e) under the Securities Act (collectively, the “Securities”). Any Debt Securities may be exchangeable and/or convertible into shares of Common Stock or into other securities. The Debt Securities may be issued pursuant to an indenture between the Company and a financial institution to be identified therein as trustee (the “Trustee”) in the form included as Exhibit 4.1 to the Registration Statement, as such indenture may be supplemented from time to time (the “Indenture”).

In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization of the Indenture and the authorization, issuance and sale of the Securities. For the purposes of this opinion, we have assumed that such proceedings to be taken in the future will be timely completed in the manner presently proposed and that the terms of each issuance will otherwise be in compliance with law. In addition,

BioMarin Pharmaceutical Inc.

March 20, 2006

we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.

We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and with respect to the opinions set forth in paragraphs 2 and 3 below, the internal laws of the State of California, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

1. When the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law authorizing the issuance of such shares and upon issuance and delivery of and payment of legal consideration not less than the par value thereof for shares of Common Stock in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and such resolution, and assuming that (i) the terms of such shares as issued and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and such resolution, (ii) at the time of issuance of such shares, the Company has a sufficient number of authorized but unissued shares under the Company’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) and (iii) such shares are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and such resolution, such shares of Common Stock (including any Common Stock duly issued upon the exchange or conversion of Debt Securities that are exchangeable or convertible into Common Stock) will be validly issued, fully paid and nonassessable.

2. When (i) the Indenture has been duly authorized, executed and delivered by the Company and the Trustee, and (ii) the Debt Securities have been duly authorized and duly established in accordance with the Indenture and applicable law (including, without limitation, by the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Debt Securities) (the “Debt Securities Authorization”), duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and the Debt Securities Authorization, and (iii) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and

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March 20, 2006

any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws, and assuming that (a) the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and the Debt Securities Authorization, (b) the Debt Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (c) the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company or otherwise, and (d) the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and the Debt Securities Authorization, the Debt Securities (including any Debt Securities duly issued upon the exchange or conversion of any Debt Securities that are exchangeable or convertible into another series of Debt Securities) will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms.

3. When (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws, and (ii) the Indenture has been duly authorized, executed and delivered by the Company and the Trustee, and (iii) assuming that the Indenture does not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (iv) assuming that the Indenture complies with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company or otherwise, the Indenture will constitute a binding obligation of the Company, enforceable against the Company in accordance with its terms.

The opinions set forth in paragraphs 2 and 3 relating to the enforceability of the Debt Securities and the Indenture, respectively, are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought.

The opinions expressed herein as to Debt Securities do not include (i) any opinion with respect to the creation, validity, perfection or priority of any security interest or lien, or (ii) any opinion with respect to compliance with laws relating to permissible rates of interest.

BioMarin Pharmaceutical Inc.

March 20, 2006

We have not been requested to express and, with your consent, do not render any opinion as to the applicability to the obligations of the Company under the Indenture or the Debt Securities of Sections 547 and 548 of the United States Bankruptcy Code or applicable state law relating to preferences and fraudulent transfers and obligations. Also, our opinions regarding enforceability do not cover the enforceability of any provision regarding conflicts of law or governing law.

With your consent, we have assumed for purposes of this opinion that (i) each of the parties to the Indenture and any documents related thereto (collectively the “Operative Documents”) other than the Company (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) has the requisite power and authority to execute and deliver and to perform its obligations under each of the Operative Documents to which it is a party; and (c) has duly authorized, executed and delivered each such Operative Document; (ii) with respect to each of the parties to the Operative Documents other than the Company, each Operative Document to which it is a party constitutes its legally valid and binding agreement, enforceable against it in accordance with its terms; and (iii) the Trustee is in compliance, generally and with respect to acting as Trustee under the Indenture, with all applicable laws and regulations.

We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus which is part of the Registration Statement.

Sincerely,

/s/ PAUL, HASTINGS, JANOFSKY & WALKER LLP